                                                                    Exhibit 23.9



[MOODY, CAVANAUGH & COMPANY, LLP Letterhead]


To the Board of Directors
L. Elizabeth Burns, D.M.D.,P.C.
16 Pine Street
Lowell, Massachusetts 01851

The audits referred to in our report dated December 6, 1996, included the related financial statement schedules as of May 31, 1996 and September 30, 1995 and 1994, and for the eight months ended May 31, 1996 and for the years ended September 30, 1995 and 1994, included in the registration statement (or, incorporated by reference in the registration statement). These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein (or incorporated herein by reference) and to the reference to our firm under the heading "Experts" in the prospectus.

[facsimile signature]

Moody, Cavanaugh & Company, LLP
North Andover, MA 01845
October 20, 1997